UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2010

BRIGUS GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory,
Canada	1-31593	Not Applicable
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

Purdy’s Wharf Tower II
Suite 2001, 20th Floor	B3J 3R7
1969 Upper Water Street	Canada
Halifax, Nova Scotia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (902) 422-1421

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 16, 2010, Brigus Gold Corp. (the “Company”) issued a press release announcing, among other things, its financial results for the three months ended June 30, 2010.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

In August 2010, the Company and Everton Resources Inc. (“Everton”) amended the joint venture option agreements related to the three of the Company’s exploration projects in the Dominican Republic.  The Company and Everton each hold a 50% interest in the Ampliacion Pueblo Viejo (“APV”) and Loma El Mate projects, which are managed by Everton and contiguous with the Pueblo Viejo gold deposit.  Under the amended agreements, Everton has the right to earn an additional 20% interest in each of the projects by investing an additional $2.5 million in exploration at APV and $1 million in Loma El Mate. Everton was also granted a one-year extension, until April 10, 2011, to spend $450,000 in exploration to earn its initial 50% interest on Loma Hueca, the third joint venture project between the companies.

On August 5, 2011, the Company’s Board of Directors (the “Board”) held its first meeting following the business combination with Linear Gold Corp. completed on June 24, 2010.  At the meeting, the Board appointed Daniel F. Gallivan, an attorney with Cox & Palmer in Halifax, Nova Scotia as Corporate Secretary of the Company and ratified the appointment of Wade K. Dawe as chairman of the Board and Charles E. Stott as the lead independent director of the Board.  The Board also appointed directors to Board committees as follows:

Audit Committee
David W. Peat, committee chairman
Derrick Gill
Marvin K. Kaiser

Health, Safety & Environment Committee
Mr. Stott, committee chairman
Michael Gross
Mr. Kaiser

Nominations & Compensation Committee
Mr. Gross, committee chairman
Mr. Gill
Mr. Stott

The information set forth above in Item 2.02 regarding the press release is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Brigus Gold Corp. dated August 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2010

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice
President – Finance and Corporate
Development